FIFTH THIRD BANK AUTO RECEIVABLES TRUST 1996-A                     EXHIBIT 20
Monthly Statement to Certificateholders
Servicer:  The Fifth Third Bank
Trustee:  Harris Trust and Savings Bank


                                                Collection Period:                                    1-Mar-98             31-Mar-98
                                                Distribution Date:                                   15-Apr-98

                                                                                                                   Per $1,000 of
                                                                                                                      Original
Statement for Class A and Class B Certificateholders Pursuant                                                     Class A/Class B
  to Section 4.7 of the Pooling and Servicing Agreement                                                          Certificate Amount
                                                                                                                 ------------------

(i)    Principal Distribution
           Class A Certificate Amount                                                     $   8,544,058.28          $21.90748690
           Class B Certificate Amount                                                     $     402,599.61          $21.90660627

(ii)   Interest Distribution
           Class A Certificate Amount                                                     $     644,257.06           $1.65191442
           Class B Certificate Amount                                                     $      31,096.03           $1.69202470

(iii)  Servicing Fee                                                                      $     108,809.44           $0.26643883

(iv)   Class A Certificate Balance (after principal distributions)                        $ 116,150,857.38
       Class A Pool Factor (after principal distributions)                                       0.2978179
       Class B Certificate Balance (after principal distributions)                        $   5,473,816.03
       Class B Pool Factor (after principal distributions)                                       0.2978461

(v)    Total Pool Balance (end of Collection Period)                                      $ 121,624,673.33

                                                                                         Current Period            Cumulative
                                                                                      --------------------    -------------------

(vi)   Defaulted Receivables                                                              $     342,959.15       $ 11,423,892.11
       Liquidation Proceeds                                                                     207,773.87          5,217,087.31
                                                                                          ================       ===============
       Aggregate Net Losses                                                               $     135,185.28       $  6,206,804.80
                                                                                          ================       ===============

(vii)  Aggregate Principal Balance of Receivables
         Repurchased by Seller or Servicer:
           Principal Portion                                                                        $ --
           Interest Portion                                                                         $ --

(viii) Class A Interest Carryover Shortfall                                                         $ --
       Class B Interest Carryover Shortfall                                                         $ --
       Class A Principal Carryover Shortfall                                                        $ --
       Class B Principal Carryover Shortfall                                                        $ --

(ix) Reserve Account Balance (after giving effect to payments made
           on the Distribution Date)                                                      $   6,125,764.72

(x) Specified Reserve Account Balance (after giving effect to payments
           made on the Distribution Date)                                                 $   6,125,764.72